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                                  EXHIBIT 5.01

                     [LETTERHEAD OF BROOKE CORPORATION]

                                    February 26, 2002
To the Board of Directors of
Brooke Corporation
10895 Grandview Drive, Suite 250
Overland Park, Kansas  66210

            Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      I am General Counsel to Brooke Corporation, a Kansas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 90,000 shares of common stock, par value $1.00 per share (the "Common Stock") pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), issuable pursuant to the Brooke Corporation 2001 Compensatory Stock Option Plan (the "Plan").

      In connection with this opinion, I have made such investigations and examined such records, including the Company's Articles of Incorporation, Bylaws and corporate minutes as I have deemed necessary to the performance of my services and to render this opinion. I have also examined and am familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, I have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

      In giving this opinion, I assumed:

            (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals;

            (b) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

            (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

      Based upon the foregoing and subject to the qualifications set forth above, I am of the opinion that the shares of Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

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Board of Directors
Brooke Corporation
February 26, 2002
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      I consent to the filing of this opinion as an exhibit to the Registration
Statement and the use of my name in the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the SEC promulgated pursuant thereto.


                                    Very Truly Yours,

                                    /s/ Anita Larson
                                    -------------------------------
                                    Anita Larson, General Counsel